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                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-33957 and 33_-26041) pertaining to the PVC Container Corporation 1981 and 1996 Incentive Stock Option Plans and in the related Prospectus of our report dated August 21, 1998, with respect to the consolidated financial statements and schedule of PVC Container Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1998.


Metro Park, New Jersey                    ERNST & YOUNG LLP
September 28, 1998